As filed with the Securities and Exchange Commission on October 26, 2011

Registration No. 333-101050

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DUTCH GOLD RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	58-2550089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3500 Lenox Road, Suite 1500, Atlanta, Georgia	30326

(Address of principal executive offices)	(zip code)

Small Town Radio, Inc. 2003 Stock Incentive Plan
(Full Title of Plan)

Daniel W. Hollis
3500 Lenox Road, Suite 1500
Atlanta, Georgia 30326

(Name and Address of Agent for Service)

(404) 419-2440
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, NY 10018
(212) 216-8000
Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

On November 6, 2002, Dutch Gold Resources, Inc., f/k/a Small Town Radio, Inc., a Nevada corporation (the “Registrant”), filed a registration statement on Form S-8 (Registration No. 333-101050) (the “Registration Statement”) with the United States Securities and Exchange Commission registering a total of 3,000,000 shares of its common stock, $0.001 par value per share, issuable under the Small Talk Radio, Inc. 2003 Stock Incentive Plan.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 26th day of October, 2011.

DUTCH GOLD RESOURCES, INC.

By:	/s/ Daniel W. Hollis
Name: Daniel W. Hollis
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel W. Hollis	Chief Executive Officer, Director	October 26, 2011
Daniel W. Hollis	(Principal Executive Officer)

/s/ Tom Leahey	Chief Financial Officer, Director	October 26, 2011
Tom Leahey	(Principal Financial and Accounting Officer)

/s/ Lance Rosmarin	Secretary, Director	October 26, 2011
Lance Rosmarin